Exhibit 99.1

Filed by: Vantiv, Inc.
Pursuant to Rule 425 under the Securities Act of 1933
Subject Company: Vantiv, Inc.
Commission File No.: 001-35462

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION

THIS ANNOUNCEMENT IS NOT AN ANNOUNCEMENT OF A FIRM INTENTION TO MAKE AN OFFER UNDER RULE 2.7 OF THE CITY CODE ON TAKEOVERS AND MERGERS (THE "CODE") AND THERE CAN BE NO CERTAINTY THAT AN OFFER WILL BE MADE

FOR IMMEDIATE RELEASE

5 July 2017

Vantiv, Inc. and Worldpay Group plc agree to key terms of possible offer

Following the Possible Offer Announcement dated 4 July 2017 (”Possible Offer Announcement”), the boards of directors (the “Boards”) of Worldpay Group plc (“Worldpay”) and Vantiv, Inc. (“Vantiv”) are pleased to announce that they have reached an agreement in principle on the key terms of a potential merger of Worldpay and Vantiv (the “Potential Merger” to form the “Combined Group”).

•	Under the terms of the Potential Merger, the ordinary shareholders of Worldpay (the “Worldpay Shareholders”) would receive:

For each ordinary share in Worldpay (a “Worldpay Share”):

£0.55 in cash; and

0.0672 new Vantiv shares (the “New Shares”)

•
Worldpay Shareholders would also be entitled to a cash dividend of 5 pence per Worldpay Share, in place of any anticipated interim dividend payment to be declared and approved by the Board of Worldpay by the time of Worldpay’s Half Year Results 2017.

•
The total value to Worldpay Shareholders would be £3.85 per Worldpay Share comprising the 5 pence dividend payment and £3.80 per Worldpay Share under the terms of the Potential Merger, based on the closing share price of Vantiv on 3 July 2017 of $62.51 (and converted to Pound Sterling using an exchange rate of £1:$1.2921, being the exchange rate at 5:00 pm on 4 July 2017).

•	The Potential Merger terms (excluding the dividend) represent:

◦	A premium of approximately 18.9% to the closing Worldpay Share price on 3 July 2017, the day before the Possible Offer Announcement; and

◦	A premium of approximately 20.7% to the closing Worldpay Share price on 30 June 2017, the day prior to broad sector consolidation speculation; and

◦	A premium of approximately 29.7% to the 6 month volume weighted average price of £2.93 per Worldpay Share on 3 July 2017.

•	Following completion of the Potential Merger, Worldpay Shareholders would own approximately 41% of the share capital of the Combined Group on a fully diluted basis.

Compelling Strategic and Financial Rationale

•	The Boards of Worldpay and Vantiv see compelling strategic, commercial and financial rationale for combining Worldpay and Vantiv’s complementary businesses.

•
The Potential Merger creates a scale world class payments group in a dynamic market, with deep payments capabilities, product and vertical expertise and strong distribution channels to serve merchants around the world in the global ecommerce market, and in-store and online in the UK and US markets.

•	The Combined Group is expected to benefit from its strong presence and substantial opportunities in integrated payments and global ecommerce.

•
It will serve a wide range of customers, with a strong position in the four core regions of the US, Europe, Asia-Pacific and South America, including many of the world’s largest ecommerce merchants, and a substantial base of merchants of all sizes in Europe and the US.

•	The Combined Group will benefit from cutting-edge innovation, and substantial engineering capability and talent, with hubs in the UK, Europe and US.

•	The Boards of Worldpay and Vantiv have identified substantial opportunities for cost synergies, which support significant potential shareholder value creation.

•	In addition, the Boards of Worldpay and Vantiv believe that there would be additional revenue growth opportunities that may be realised as a result of the Potential Merger.

•	The Boards of Worldpay and Vantiv believe that the Combined Group will have a strong management team with deep industry experience and a strong track record.

Governance and Management

•
The Combined Group will bring together the best of both companies’ management to create a world class leadership team. To ensure a successful and smooth integration, the Combined Group will be led by Charles Drucker as Executive Chairman and Co-CEO and Philip Jansen as Co-CEO, with Stephanie Ferris as CFO.

•
The Board of the Combined Group will consist of 4 Worldpay Directors and 7 Vantiv Directors, with both Sir Michael Rake and Jeffrey Stiefler continuing to serve on the Board in non-executive positions.

Worldpay Trading Update

•	Worldpay’s current trading and outlook for the half year is in line with Worldpay’s management expectations.

Further Details on the Potential Merger

•
Following completion of the Potential Merger, Worldpay Shares will be delisted from the London Stock Exchange. Common stock in Vantiv, which will be the ultimate holding company of the Combined Group, will continue to be listed on The New York Stock Exchange.

•	Discussions between the parties remain ongoing regarding the other terms and conditions of the Potential Merger.

•
Worldpay and Vantiv will proceed with a mutual due diligence process. The terms and conditions of any offer if made will be set out in a further announcement. There can be no certainty that any transaction will occur.

•
Vantiv reserves the right, with the agreement or recommendation of the Worldpay Board, to make an offer for Worldpay, at any time, (a) on less or more favourable terms than the Potential Merger described above; and (b) varying the exchange ratio and/or cash consideration component and/or introducing other forms of consideration. Vantiv reserves the right to reduce the consideration in the event a dividend is declared and paid or becomes payable by Worldpay above the agreed 5 pence dividend.

•
Completion of the Potential Merger will be subject to shareholder approvals and receipt, on satisfactory terms, of regulatory and merger control approvals as appropriate, as well as other customary conditions.

•
In accordance with Rule 2.6(a) of the UK Takeover Code, Vantiv is required to clarify its intentions by no later than 5.00pm on 1 August 2017 (or such later date as the Takeover Panel may consent to in accordance with the Code), by either announcing a firm intention to make an offer or that it does not intend to make an offer.

•	This announcement has been made with the consent of Vantiv.

Enquiries:

Worldpay
Charles King, Investor Relations Director	+44 (0) 203 664 6171
Clare Hardy, Head of External Communications	+44 (0) 203 664 4902

Finsbury
James Murgatroyd	+44 (0) 207 251 3801

Goldman Sachs International	+44 (0) 207 774 1000
Anthony Gutman
Stephen Considine
Owain Evans
Charlie Lytle (corporate broking)

Vantiv
Nathan Rozof, Investor Relations	+1 513 900 4811
Andrew Ciafardini, Corporate Communications	+1 513 900 5308

Morgan Stanley	+1 212 761 4000 / +44 207 425 8000
Seth Bergstein
Brad Whitman
Colm Donlon
Matthew Jarman

Important notices

Goldman Sachs International, which is authorised by the Prudential Regulation Authority and regulated in the United Kingdom by the Financial Conduct Authority and the Prudential Regulation Authority, is acting exclusively for Worldpay and no one else in connection with the matters referred to in this announcement and will not be responsible to anyone other than Worldpay for providing the protections afforded to clients of Goldman Sachs International, or for providing advice in connection with the contents of this announcement or any other matter referred to in this announcement.
Morgan Stanley & Co International plc (“Morgan Stanley”), which is authorised by the Prudential Regulation Authority and regulated in the United Kingdom by the Financial Conduct Authority and the Prudential Regulation Authority, is acting exclusively for Vantiv and no one else in connection with this announcement. In connection with such matters, Morgan Stanley, its affiliates and their respective directors, officers, employees and agents will not regard any other person as their client, nor will they be responsible to anyone other than Vantiv for providing the protections afforded to clients of Morgan Stanley nor for providing advice in connection with the contents of this announcement or any matter referred to herein.
This communication is not intended to and does not constitute an offer to buy or the solicitation of an offer to subscribe for or sell or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction. The release, publication or distribution of this communication in whole or in part, directly or indirectly, in, into or from certain jurisdictions may be restricted by law and therefore persons in such jurisdictions should inform themselves about and observe such restrictions.

Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified.

An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Publication of this Announcement

In accordance with Rule 26.1 of the Code, a copy of this announcement will be available on Worldpay's website at www.worldpay.com. The content of the website referred to in this announcement is not incorporated into and does not form part of this announcement.

Additional Information about the Proposed Transaction
This report is being made in respect of a proposed transaction involving Worldpay Group PLC and Vantiv, Inc.  In connection with the proposed transaction, Vantiv, Inc. intends to file a prospectus and other documents regarding the proposed transaction with the SEC. Before making any voting or investment decision, investors are urged to carefully read the entire prospectus when it becomes available and any other relevant documents filed by Vantiv, Inc. with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about Vantiv, Inc., Worldpay Group PLC and the proposed transaction. Investors and security holders are also urged to carefully review and consider Vantiv, Inc.’s public filings with the SEC, including but not limited to its Annual Reports on Form 10-K, its proxy statements, its Current Reports on Form 8-K and its Quarterly Reports on Form 10-Q. When available, copies of the prospectus will be mailed to the respective shareholders of Worldpay Group PLC and Vantiv, Inc. When available, copies of the prospectus also may be obtained free of charge at the SEC’s web site at http://www.sec.gov.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.